EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

Each of the undersigned Chief Executive Officer and Chief Financial Officer of Prudential Bancorp, Inc. (the "Registrant") hereby certifies that the Registrant's Form 10-Q for the quarter ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Joseph R. Corrato
Name: Joseph R. Corrato
Title: President and Chief Executive Officer

Date: February 9, 2016

/s/ Jack E. Rothkopf
Name: Jack E. Rothkopf
Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: February 9, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Prudential Bancorp, Inc. and will be retained by and furnished to the Securities and Exchange Commission or its staff upon request.